Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 25, 2022, with respect to the consolidated financial statements of CBTX, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated by reference in this Registration Statement of Stellar Bancorp, Inc., formerly known as CBTX, Inc. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.
/s/ GRANT THORNTON LLP
Houston, Texas
October 31, 2022